UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 9, 2018 (July 9, 2018)
PITNEY BOWES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-3579	06-0495050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Summer Street Stamford, Connecticut	06926
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 356-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors

On July 9, 2018, the Board of Directors (the “Board”) of Pitney Bowes Inc. (the “Company”), upon the recommendation of the Governance Committee of the Board, with effect as of July 9, 2018, expanded the number of directors of the Board to 13 and appointed Mary J. Steele Guilfoile and Robert M. Dutkowsky as new directors in accordance with the Company’s Amended and Restated By-laws. Ms. Guilfoile and Mr.
Dutkowsky will serve as directors from July 9, 2018, until the next annual meeting of the Company’s stockholders or earlier death, resignation or removal.

The Board also, upon the recommendation of the Governance Committee of the Board, appointed Ms. Guilfoile to serve as a member of the Audit and Finance Committees and Mr. Dutkowsky to the Executive Compensation and Governance Committees.

Ms. Guilfoile and Mr. Dutkowsky will receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation practices described in the Company’s annual proxy statement filed with the Securities and Exchange Commission on March 23, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

July 9, 2018

/s/ Daniel Goldstein

Daniel Goldstein
Executive Vice President, Chief Legal Officer and Corporate Secretary